Exhibit 99.1

Geeknet Announces First Quarter 2015 Financial Results

FAIRFAX, Va., May 8, 2015 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailers ThinkGeek.com and ThinkGeek Solutions, today announced its financial results for the first quarter ended March 31, 2015.

Total revenue for the first quarter of 2015 was $19.1 million, a decrease of 16% from $22.7 million in the first quarter of 2014, reflecting our strategy to reduce site-wide promotions and low productivity SKUs while investing in our exclusive GeekLabs products.  Gross margin increased by 2 percentage points compared to the same period a year ago. Net loss for the first quarter of 2015 was $3.9 million or $0.58 per diluted share compared to net loss of $2.2 million or $0.34 per diluted share for the same period a year ago. Adjusted EBITDA loss for the first quarter of 2015 was $3.3 million, compared to an adjusted EBITDA loss of $1.9 million for the same period a year ago.
First Quarter Highlights:

•	GeekLabs exclusive products continued to perform well

•	Wholesale revenue grew by 15%

•	Gross margin increased by 2 percentage points

•	Site-wide promotions decreased while implementing cost reductions

“We continue to execute our strategy with an even greater emphasis on accelerating GeekLabs and exclusive product growth. We are focused on enhancing overall profitability by offering more proprietary products while eliminating less profitable items from the assortment. We are pleased with the increase in gross margin and believe that, by reducing the number of site-wide promotions and eliminating lower productivity SKUs, the near term impact to revenue growth should be offset by improved growth and profitability in the long term,” said Katy McCarthy, Chief Executive Officer.

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 am ET on May 8, 2015 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. A dial in replay will be available from 2:00 pm ET May 8, 2015 until 11:59 pm ET May 10, 2015 by calling (855) 859-2056, with conference ID 30327434.

About Geeknet, Inc.
Geeknet, Inc. (NASDAQ: GKNT) is the parent company of ThinkGeek and ThinkGeek Solutions. ThinkGeek is the premier retailer for the global geek community.  Since 1999, ThinkGeek has been creating a world where everyone can express their inner geek, embrace their passions, and connect with each other. ThinkGeek Solutions, which distributes video game-themed merchandise through licensed web-stores for the gaming community, joined our Geeknet family in August 2014. Our obsession is creating and sharing unique and authentic product experiences that stimulate our fans’ imaginations and fuel their geek core.  We believe that there is a geek in everyone and that it should be celebrated.  Want to learn more?  Check out thinkgeek.com or geek.net.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies for similarly titled measures and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss before interest and other expense, income taxes, stock-based compensation and depreciation and amortization. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, involve risks and uncertainties and are inherently difficult to predict. Actual results may differ materially for a variety of reasons from those expressed or implied in such statements. In addition to the factors mentioned above, other risks and uncertainties include: popularity and demand for, as well as inventory management of, our retail products; fulfillment throughput and delivery; system interruptions and technology upgrades; execution of management's strategy; our ability to attract and retain key personnel; our ability to continue to invest in developing and acquiring new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and

sufficiency of our cash resources and investments to meet our operating and working capital requirements.  Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K and subsequent filings, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

 GEEKNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenue	$19,083	$22,691
Cost of revenue	15,471	18,866
Gross margin	3,612	3,825
Operating expenses:
Sales and marketing	2,539	2,505
Technology and design	2,599	1,869
General and administrative	2,358	1,819
Acquisition-related costs	32	—
Total operating expenses	7,528	6,193
Loss from operations	(3,916)	(2,368)
Interest and other income (expense), net	(12)	123
Loss before income taxes	(3,928)	(2,245)
Income tax provision	—	—
Net loss	$(3,928)	$(2,245)
Net loss per share:
Basic and diluted	$(0.58)	$(0.34)
Shares used in per share calculations:
Basic and diluted	6,723	6,658

GEEKNET, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value, unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$37,079	$54,747
Accounts receivable, net of allowance of $0 as of March 31, 2015 and December 31, 2014, respectively	5,128	7,637
Inventories	19,103	17,752
Prepaid expenses and other current assets	5,145	2,856
Total current assets	66,455	82,992
Property and equipment, net	1,333	1,601
Goodwill	1,973	1,973
Other intangible assets, net	1,118	1,188
Other long-term assets	83	83
Total assets	$70,962	$87,837

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,347	$10,137
Deferred revenue	3,162	3,294
Accrued and other liabilities	7,274	10,659
Total current liabilities	11,783	24,090
Other long-term liabilities	82	925
Total liabilities	11,865	25,015
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; authorized — 25,000; issued — 7,015 and 7,005 shares, as of March 31, 2015 and December 31, 2014, respectively; outstanding — 6,729 and 6,720 shares as of March 31, 2015 and December 31, 2014, respectively	7	7
Treasury stock	(3,846)	(3,834)
Additional paid-in capital	818,523	818,308
Accumulated other comprehensive income	16	16
Accumulated deficit	(755,603)	(751,675)
Total stockholders’ equity	59,097	62,822
Total liabilities and stockholders’ equity	$70,962	$87,837

GEEKNET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(3,928)	$(2,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	408	313
Stock-based compensation expense	202	180
Change in fair value of contingent consideration	31	—
Provision for bad debts	—	(5)
Provision for inventory write-downs	62	18
Changes in assets and liabilities:
Accounts receivable	2,509	5,048
Inventories	(1,413)	(1,712)
Prepaid expenses and other assets	(2,289)	1,725
Accounts payable	(8,790)	(5,511)
Deferred revenue	(132)	(470)
Accrued and other liabilities	(3,166)	(5,968)
Other long-term liabilities	(843)	—
Net cash used in operating activities	(17,349)	(8,627)
Cash flows from investing activities:
Purchase of property and equipment	(70)	—
Net cash used in investing activities	(70)	—
Cash flows from financing activities:
Payment of contingent consideration	(250)	—
Proceeds from issuance of common stock	13	19
Repurchase of stock	(12)	(200)
Net cash used in financing activities	(249)	(181)
Net change in cash and cash equivalents	(17,668)	(8,808)
Cash and cash equivalents, beginning of year	54,747	53,084
Cash and cash equivalents, end of period	$37,079	$44,276

GEEKNET, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss - as reported	$(3,928)	$(2,245)
Reconciling items:
Interest and other (income) expense, net	12	(123)
Stock-based compensation expense included in cost of revenue	27	21
Stock-based compensation expense included in operating expenses	175	159
Depreciation and amortization expense	408	313
Adjusted EBITDA	$(3,306)	$(1,875)

GEEKNET, INC.
SEGMENT DATA
(In thousands, unaudited)

	Website	Wholesale	Total
Three Months Ended March 31, 2015
Net revenue	$13,536	$5,547	$19,083
Cost of revenue	11,950	3,521	15,471
Gross margin	$1,586	$2,026	$3,612
Gross margin %	11.7%	36.5%	18.9%

Three Months Ended March 31, 2014
Net revenue	$17,879	$4,812	$22,691
Cost of revenue	15,622	3,244	18,866
Gross margin	$2,257	$1,568	$3,825
Gross margin %	12.6%	32.6%	16.9%

GKNT-F

CONTACT: ir@geek.net for Geeknet, Inc.